CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of RBC Funds Trust of our reports dated November 21, 2018, relating to the financial statements and financial highlights, which appears in Access Capital Community Investment Fund’s Annual Report on Form N-CSR for the year ended September 30, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

March 7, 2019